Exhibit 10.5

AMENDMENT TO RESTRICTED STOCK AGREEMENT

THIS AMENDMENT TO RESTRICTED STOCK AGREEMENT (the “Amendment”), made and entered into effective as of this ______ day of _________________, 2008 (the “Effective Date”), is by and between Cyberonics, Inc., a Delaware corporation (the “Company”), and _______________________ (the “Employee”).

WHEREAS, the Company and Employee previously entered into an Executive Restricted Stock Agreement, Grant Control No. _________________ (the “Agreement”);

WHEREAS, the Agreement remains in full force and effect as of this date; and

WHEREAS, the Company and Employee desire to amend the terms and conditions of the Agreement as provided herein;

THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee agree to modify the Agreement as follows:

1.           Section 2(a) is hereby amended and restated in its entirety as follows:

“(a)           Forfeiture Restrictions.  The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Forfeiture Restrictions, and in the event of termination of the Executive’s service relationship with the Company (as provided in Section 5) for any reason other than as provided in Section 2(b), the Executive shall, for no consideration, forfeit to the Company all Restricted Shares then subject to the Forfeiture Restrictions.  Notwithstanding the foregoing, in the event of a termination of the Executive’s service relationship with the Company pursuant to Section 5.C. of the Employment Agreement dated __________ between the Company and Executive, as amended, (or any successor employment agreement having the same provision as Section 6.B.4. of said agreement, as amended), Executive shall, for no consideration, forfeit to the Company all Restricted Shares subject to the Forfeiture Restrictions as of the six (6)-month anniversary of the date that such service relationship is terminated. The prohibition against transfer and the Executive’s obligation to forfeit and surrender the Restricted Shares to the Company as stated herein are referred to as the “Forfeiture Restrictions.”  The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Restricted Shares.”

2.           Except as expressly modified by this Amendment, the provisions of the Agreement remain unchanged and in full force and effect.

IN WITNESS WHEREOF, Company and Employee have caused this Amendment to be executed by their duly authorized representative as of the date and year set forth above.

Cyberonics, Inc.	Employee

By:___________________________________	By:__________________________________

Date:_________________________________	Date:_________________________________